EXHIBIT 32.b

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of BCTC IV Assignor Corp. (the “registrant”) on Form 10-K for the period ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Marie Reynolds, Principal Financial Officer of the registrant, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, after due inquiry:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:
March 24, 2022	/s/ Marie Reynolds

Marie Reynolds
Principal Accounting and Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.